Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-225636) and Form S-8 (No. 333-225629, No. 333-222051, No. 333-218005 and No. 333-197887) of uniQure N.V. of our report dated February 28, 2019 relating to the financial statements, which appears in this Form 10-K.

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

March 1, 2021